                                                                     EXHIBIT 2.1

[LOGO OF SAFECO]

                       SAFECO AGENCY STOCK PURCHASE PLAN
                          STOCK PURCHASE ELECTION FORM


Mail to:
Marketing Department
SAFECO Plaza T-21
Seattle, WA  98185
Attn:  Incentive Plans Administrator


Agency Name:       ____________________________________________________
Stat Number(s)     ____________________________________________________
Mailing Address:   ____________________________________________________
Federal Tax I.D. # ____________________________________________________

$____________  Total cash bonus commission earned by agency for the prior year.

The undersigned agency elects to apply $_______________ [minimum is $5,000 and maximum is the amount of the agency's cash bonus stated above] to the purchase of shares of SAFECO Corporation common stock which will be restricted for sale or transfer purposes for 2 years. A check payable to SAFECO Corporation is enclosed for this amount.

The undersigned agency understands that the purchase date will be _____________, ______ and that the purchase price will be based on the price at which the last trade in SAFECO Corporation common stock was made before or at 1:00 p.m. Seattle time on the purchase date, as reported on The Nasdaq National Market (the "Closing Price"); specifically:

    . In the case of Partnership Plus agencies, the purchase price of each share will be 90% of the Closing Price.

    . In the case of President's Trust agencies, the purchase price of each share will be 80% of the Closing Price.


Signed by:  ___________________________________  for the above-named agency.
                   (print or type name)
Signature:  ___________________________________   DATE:____________________

Title:      ___________________________________


Please refer to the Prospectus dated ________________, _____ for the complete description of the stock purchase offer under the SAFECO Agency Stock Purchase Plan.

Elections to purchase will not be honored unless they are delivered to SAFECO at the address stated above by 4:30 p.m. Seattle time on ________________, _____ and accompanied by payment in full.